Exhibit 10.4

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.

AMENDMENT

This Amendment (the “Amendment”) to the License Agreement dated as of December 18, 2003 by and between

(1)           ASTRAZENECA AB, a company incorporated under the laws of Sweden with its registered office at SE-151 85 Södertälje, Sweden (“ASTRAZENECA”) (“AstraZeneca”); and

(2)           The MEDICINES COMPANY, a company incorporated under the laws of Delaware with its registered office at 8 Campus Drive, Parsippany, New Jersey 07054, United States (“TMC”).

(the “Agreement”) is made effective as of July 6, 2007 (the “Amendment Effective Date”).

Recitals

WHEREAS, the Parties desire to amend, modify and restate certain terms and conditions of the Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1              Definitions.

Any capitalized term not separately defined in this Amendment shall have the meaning ascribed to it in the Agreement.

2              Modifications

2.1           Article 3.7.2 of the Agreement shall be amended to read as follows:

“3.7.2                      Time Limit for Filing of an NDA.

a)          TMC shall no later than [**] have made a Filing of an NDA [**]

b)          TMC shall no later than [**] or [**] after having made a Filing of an NDA in the United States, whichever is the earlier, have made a Filing of an NDA [**].

c)     TMC shall no later than [**] or [**] after having made the last Filing of an NDA under Article 3.7.2 (b), whichever is the earlier, have made a Filing of an NDA [**].”

2.2           Articles 5.1.1 and 5.1.2 of the Agreement shall be amended to read as follows:

“5.1.1      the Parties will, up until the date when Filing of an NDA has been made in the last Major Market, meet every six months to review TMC’s progress and efforts in the development work contemplated herein. Such meeting will take place on a location to be agreed by the Parties, or, should the Parties not be able to agree, alternately with each Party at a site to be determined by the Party hosting the meeting. In advance of such meeting, TMC will provide ASTRAZENECA a reasonable written summary of such development work, including, without limitation, summaries of protocol designs of any clinical trials conducted or to be conducted, any changes to same and any Results developed during the period concerned;

5.1.2        TMC shall further in advance of such meeting provide ASTRAZENECA in writing a timetable for the expected Filings of an NDA, expected NDA Approvals and expected Launches during the six months-period, or other shorter applicable period, to come. In connection therewith TMC shall provide to ASTRAZENECA in writing, for the same period of time, a non-binding marketing plan and sales forecast for the Product in any Major Market where the Product by that time has been Launched or is expected to be Launched during the applicable period immediately to come;”

3              Amendment Effective Date

This Amendment shall become effective on the Amendment Effective Date.

4              Entire Agreement

This Amendment, together with the Agreement, constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement. The Agreement together with this Amendment supersedes all prior agreements, whether written or oral, with respect to the subject matter of the Agreement, as amended. Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in the Agreement as amended. Nothing in this Amendment is intended to limit or exclude any liability for fraud. The Parties hereby agree that subject to the modifications specifically stated in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

Execution

THIS AMENDMENT IS EXECUTED by the authorised representatives of the Parties as of the date first written above.

SIGNED for and on behalf of AstraZeneca AB (publ)		SIGNED for and on behalf of The Medicines Company

/s/ [illegible] Olsson		/s/ Clive Meanwell
Signature		Signature

Name:	[illegible] Olsson	Name:	Clive A. Meanwell

Title:	Authorised Signatory	Title:	Chairman and CEO